Exhibit 10.3

FIRST AMENDMENT TO

DIGITAL REALTY TRUST, INC., DIGITAL SERVICES, INC. AND

DIGITAL REALTY TRUST, L.P. 2004 INCENTIVE AWARD PLAN

THIS FIRST AMENDMENT TO DIGITAL REALTY TRUST, INC., DIGITAL SERVICES, INC. AND DIGITAL REALTY TRUST, L.P. 2004 INCENTIVE AWARD PLAN, made as of October 31, 2006 (this “First Amendment”), is made and adopted by Digital Realty Trust, Inc., a Maryland corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan (the “Plan”);

WHEREAS, pursuant to Section 14.1 of the Plan, the Plan may be amended from time to time by the Company’s Board of Directors (the “Board”); and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows:

1.	Section 8.10 of the Plan is hereby amended and restated in its entirety as follows:

“8.10 Granting of Profits Interest Units to Independent Directors.

(a) During the term of the Plan, each person who is an Independent Director as of the effective date of the Registration Statement on Form S-11 with respect to the initial public offering of shares of Stock (the “Pricing Date”) automatically shall be granted (i) 6,448 Profits Interest Units on the Pricing Date, and (ii) 1,000 Profits Interest Units on the date of each annual meeting of stockholders after the Public Trading Date at which the Independent Director is reelected to the Board, commencing with the third annual meeting after the Public Trading Date. During the term of the Plan, each person who is initially elected to the Board after the Pricing Date and who is an Independent Director at the time of such initial election automatically shall be granted (I) 6,448 Profits Interest Units on the date of such initial election, and (II) 1,000 Profits Interest Units on the date of each annual meeting of stockholders after such initial election at which the Independent Director is reelected to the Board, commencing with the third annual meeting after such initial election. Each Award of Profits Interest Units described in clause (i) of the first sentence of this subsection (a) or clause (I) of the immediately preceding sentence is referred to herein as an “Initial Director Award” and each Award of Profits Interest Units described in clause (ii) of the first sentence of this subsection (a) or clause (II) of the immediately preceding sentence is referred to herein as a “Subsequent Director Award”. Members of the Board who are employees of the Company, the Partnership, the Services Company, or any Subsidiary who subsequently retire from employment with such entities and remain on the Board will not receive an Initial Director Award, but to the extent they are otherwise eligible, will receive, after retirement from such employment, Subsequent Director Awards. Notwithstanding the foregoing, in the event that an Independent Director does not qualify as an “accredited investor” within the meaning of Regulation D of the Securities Act of 1933, as amended, on the date of any grant of Profits Interest Units to such Independent Director pursuant to this Section 8.10, then such Independent Director shall not receive such grant of Profits Interest Units, and in lieu thereof shall automatically be granted an equivalent number of shares of Restricted Stock at a per share purchase price equal to the par value of the Stock, and subject to the same vesting schedule as would have applied to the corresponding grant of Profits Interest Units.

(b) Each Initial Director Award shall be vested in full as of the date of grant. Subject to the Independent Director’s continued directorship, each Subsequent Director Award shall vest with respect to 20% of the Profits Interest Units subject thereto on the first anniversary of the date of grant and with respect to an additional 1/60th of the Profits Interest Units subject thereto on each monthly anniversary thereafter. Consistent with the foregoing, the terms and conditions of the Profits Interest Units (including, without limitation, transfer restrictions with respect thereto) shall be set forth in an Award Agreement to be entered into by the Company and each Independent Director which shall evidence the grant of the Profits Interest Units.”

2.	This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3.	All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of Digital Realty Trust, Inc. on October 31, 2006.

Executed on this 31th day of October, 2006.

/s/ A. William Stein
Secretary

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